UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2024

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40144	86-1430562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 3, 2024, APA Corporation, a Delaware corporation (“APA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Callon Petroleum Company (“Callon”) and Astro Comet Merger Sub Corp., a wholly owned subsidiary of APA (“Merger Sub”).

The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) Merger Sub will be merged with and into Callon (the “Merger”), with Callon surviving and continuing as the surviving corporation in the Merger, and, (2) at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Callon (other than Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive, without interest, 1.0425 shares of common stock of APA, with cash in lieu of fractional shares.

The board of directors of APA has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the issuance of the shares of common stock of APA (the “APA Stock Issuance”), are in the best interests of, and advisable to, APA and APA shareholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the APA Stock Issuance, (3) resolved to recommend that the APA shareholders approve the APA Stock Issuance, and (4) approved the execution, delivery, and performance by APA of the Merger Agreement and the consummation of the transactions contemplated thereby.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of the required approvals from APA shareholders and Callon shareholders, (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (3) the absence of any governmental order or law prohibiting consummation of the Merger, (4) the effectiveness of the registration statement on Form S-4 to be filed by APA, pursuant to which the shares of APA common stock to be issued in connection with the Merger will be registered with the U.S. Securities and Exchange Commission (the “SEC”), and (5) the APA common stock to be issued pursuant to the Merger Agreement being authorized for listing on the Nasdaq Stock Market. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement, and the non-occurrence of any material adverse effect with respect to the other party since the date of the Merger Agreement.

The Merger Agreement contains customary representations and warranties of APA and Callon relating to their respective businesses, financial statements, and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of APA and Callon, including covenants relating to conducting their business in all material respects in the ordinary course consistent with past practice and refraining from taking certain specified actions without the other party’s consent, in each case, subject to specified exceptions.

APA and Callon have agreed to use their reasonable best efforts to obtain the expiration or termination of the waiting period under the HSR Act as promptly as practicable and any other governmental approval required in connection with the Merger. APA and Callon have also agreed to use their reasonable best efforts to avoid or eliminate any impediments under antitrust laws so as to enable the closing to occur as soon as reasonably practicable, subject to certain limitations set forth in the Merger Agreement.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, each of APA and Callon will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties, and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. Subject to certain exceptions, APA is required to call a meeting of its shareholders to approve the APA Stock Issuance and to recommend that its stockholders approve the APA Stock Issuance. Subject to certain exceptions, Callon is required to call a meeting of its shareholders to approve the Merger Agreement and to recommend that its shareholders approve the Merger Agreement.

The Merger Agreement contains certain termination rights for each of APA and Callon, including, among others, (1) the ability to terminate the Merger Agreement if the consummation of the Merger does not occur on or before October 3, 2024 (the “Termination Date”), except that the Termination Date will automatically be extended by three months and by the mutual agreement of the parties for an additional three months, in each case, if the closing has not occurred by what would otherwise be the Termination Date for antitrust reasons, but all other conditions to closing have been satisfied or waived (except for those conditions that by their nature are to be satisfied at closing), and (2) subject to compliance with certain requirements and payment of a termination fee (described below), the ability to terminate the Merger Agreement to enter into a definitive agreement for an alternative acquisition proposal superior to the Merger.

Upon termination of the Merger Agreement under specified circumstances, including, among others, the (1) termination by Callon to enter into a definitive agreement for a superior alternative acquisition proposal than the Merger, (2) termination by APA in the event of a change of recommendation or the approval of a definitive agreement in connection with a competing acquisition proposal by the Callon board of directors, or (3) termination by APA because Callon materially breached its non-solicitation obligations with respect to competing acquisition proposals (subject to certain exceptions), Callon would be required to pay APA a termination fee of $85 million. In addition, upon termination of the Merger Agreement under specified circumstances, including, among others, (i) termination by APA to enter into a definitive agreement for a superior alternative acquisition proposal than the Merger, (ii) the termination by Callon in the event of a change of recommendation or the approval of a definitive agreement in connection with a competing acquisition proposal by the APA board of directors, or (iii) termination by Callon because APA materially breached its non-solicitation obligations with respect to competing acquisition proposals (subject to certain exceptions), APA would be required to pay Callon a termination fee of $170 million.

In addition, if the Merger Agreement is terminated because of a failure of APA’s shareholders or Callon’s shareholders to approve the applicable proposals relating to the Merger, the party whose shareholders failed to approve the applicable proposal will be required to reimburse the other party for its transaction-related expenses in an amount not to exceed $48 million (if APA is the payor) or $24 million (if Callon is the payor). In no event will either party be entitled to receive more than one termination fee, net of any expense reimbursement.

Prior to the closing date, APA is required to take all necessary actions to cause a current member of the board of directors of Callon, who is selected by Callon’s board of directors and is reasonably acceptable to APA, to be appointed to the board of directors of APA immediately following the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about APA. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in APA’s public disclosures.

Item 8.01	Other Events.

On January 3, 2024, in connection with the execution of the Merger Agreement, APA entered into a commitment letter (the “Commitment Letter”), with JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc. (on behalf of certain of its controlled affiliates as may be appropriate to consummate the transaction contemplated therein), Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC (together, the “Committed Lenders”), pursuant to which the Committed Lenders have committed to arrange and provide, subject to the terms and conditions of the Commitment Letter, a senior unsecured bridge facility in an aggregate principal amount of up to $2,000,000,000.

On January 4, 2024, APA and Callon issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On January 4, 2024, in connection with the announcement of the Merger Agreement, APA and Callon held a joint conference call available to investors and the public. The presentation (the “Investor Presentation”) used for reference during such call is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of January 3, 2024, by and among APA Corporation, Astro Comet Merger Sub Corp., and Callon Petroleum Company.

99.1	Joint press release, dated January 4, 2024, issued by APA Corporation and Callon Petroleum Company

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, APA intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of APA and Callon and that also constitutes a prospectus of APA common stock. Each of APA and Callon may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that APA or Callon may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of APA and Callon. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about APA, Callon, and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by APA will be available free of charge on APA’s website at https://investor.apacorp.com. Copies of the documents filed with the SEC by Callon will be available free of charge on Callon’s website at https://callon.com/investors.

Participants in the Solicitation

APA, Callon, and certain of their respective directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of APA, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in APA’s proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2023, and APA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 23, 2023. Information about the directors and executive officers of Callon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Callon’s proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 13, 2023, and Callon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 23, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from APA or Callon using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APA CORPORATION

/s/ Stephen J. Riney
Stephen J. Riney
Executive Vice President and Chief Financial Officer

January 4, 2024